Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Marshall Murphy

(469) 549-3005

Nationstar Mortgage LLC and Nationstar Capital Corporation

Commence Registered Exchange Offers for

9.625% Senior Notes Due 2019, 7.875% Senior Notes Due 2020 and 6.500% Senior Notes Due 2021

Lewisville, TX (May 23, 2013) – Nationstar Mortgage Holdings Inc. (NYSE:NSM) (“Nationstar”), a leading residential mortgage services company, announced today that its wholly-owned subsidiaries Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (together with the Company, the “Issuers”), commenced exchange offers for all of their outstanding $375,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 (the “2019 Initial Notes”), $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 (the “2020 Initial Notes”) and $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2021 (the “2021 Initial Notes” and, together with the 2019 Initial Notes and the 2020 Initial Notes, the “Initial Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for $375,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 (the “2019 Exchange Notes”), $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2020 (the “2020 Exchange Notes”) and $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2021 (the “2021 Exchange Notes” and, together with the 2019 Exchange Notes and the 2020 Exchange Notes the “Exchange Notes”), which have been registered under the Act. The exchange offers will commence on May 23, 2013 and expire at 5:00 p.m. New York City time, on June 21, 2013.

The Exchange Notes are substantially identical to the Initial Notes, except that the Exchange Notes have been registered under the Act, and will not bear any legend restricting their transfer.

The Issuers will accept for exchange any Initial Notes validly tendered and not withdrawn prior to the expiration of the exchange offers at 5:00 p.m. New York City time, on June 21, 2013, unless one or more of the exchange offers are extended or terminated.

The terms of the exchange offers and other information relating to the Issuers are set forth in a prospectus dated May 23, 2013. A written prospectus providing the terms of the exchange offers may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offers. Wells Fargo Bank, National Association can be contacted at:

Wells Fargo Bank, National Association

Corporate Trust Services

150 East 42nd Street, 40th Floor

New York, New York 10017

Attn: Corporate Trust Services – Administrator for Nationstar Mortgage

By facsimile: (212)-515-1589

For Information or Confirmation by Telephone: (800) 344-5128

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offers are being made only pursuant to the prospectus dated May 23, 2013 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Nationstar

Based in Lewisville, Texas, Nationstar offers servicing, origination, and real estate services to financial institutions and consumers. Nationstar is one of the largest servicers in the United States, with a servicing portfolio of over 1.9 million residential mortgages with an aggregate of $312 billion in unpaid principal balance as of March 31, 2013. Nationstar’s integrated loan origination business mitigates servicing portfolio run-off and improves credit performance for loan investors. Our Solutionstar business unit offers asset management, settlement, and processing services. As of April 30, 2013 Nationstar employs over 6,200 people.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey the Issuers’ current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Issuers’ actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in “Risk Factors” contained in the Issuers’ registration statement on Form S-4 and in Nationstar’s annual report and quarterly report, as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at http://www.sec.gov. Unless required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

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